Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-287105) pertaining to the 2025 Performance Incentive Plan of Starz Entertainment Corp. of our report dated February 26, 2026, with respect to the consolidated financial statements of Starz Entertainment Corp. included in this Transition Report (Form 10-KT) for the nine-month period ended December 31, 2025.

/s/ Ernst & Young LLP

Denver, Colorado
February 26, 2026